UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2026

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 8, 2026, H.B. Fuller Company issued a press release, made pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended (the “Securities Act”), announcing the pricing of a previously announced offering of $850 million aggregate principal amount of 7.625% senior unsecured notes due 2034 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes. The Notes have not been and will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release, dated October 8, 2026, issued by H.B. Fuller Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026

H.B. FULLER COMPANY By: /s/ Gregory O. Ogunsanya Gregory O. Ogunsanya Senior Vice President, General Counsel and Corporate Secretary

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